EXHIBIT 10.23


                                 FIRST AMENDMENT

                                     TO THE

                              SPONSORSHIP AGREEMENT

                   (Impression and Customer Acquisition Based)

         THIS FIRST AMENDMENT with an effective date of November 1, 2000 (the "Effective Date") by and between iVillage Inc., located at 500-512 Seventh Avenue, New York, New York 10018 ("iVillage") and eDiets.com Inc. located at 3467 West Hillsboro Boulevard, Deerfield, Florida 33442 ("Sponsor") hereby amends and restates the Sponsorship Agreement entered into on June 7, 2000 (the "Original Agreement").

         WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement to modify the sponsorship deliverable obligations on the part of iVillage in a manner as provided for herein.

         NOW THEREFORE, in consideration of the services delivered by iVillage through the Effective Date of this First Amendment, Sponsor agrees to pay the sum of $118,465.00 by wire transfer within five (5) business days of the signing of this amendment. This sum represents payment for 1,247 paid customers delivered to Sponsor by iVillage during the month of October, 2000 at a rate of $95 per customer.

         Furthermore the parties agree to the following:

         1. Section 2 Sponsorship Deliverables shall be amended and restated as follows:

                  (2)(A)(i)    Paid Customer Account Goals for the Period of the
                  - Effective Date of the First Amendment - March 31, 2001. iVillage agrees to use commercially reasonable efforts to provide to Sponsor (a) one thousand (1,000) paid customers for the period of November 1, 2000 through November 30, 2000 and one thousand (1,000) paid customers for the period of December 1, 2000 through December 31, 2000; and (b) one thousand seven hundred fifty (1,750) paid customers in each month for the period of January through March 30, 2001 ("Q1, 2001"). For purposes of this provision paid customer shall be defined as a visitor to the Sponsor's site that purchases a Sponsor's weight loss program during their initial visit to said site as a result of a Click Through from the iVillage Network (each a "Paid Customer"). Sponsor agrees to pay iVillage [____________ ____________________] Paid Customer payable and due on a monthly basis. Customers acquired through subsequent Sponsor re-marketing programs are not to be counted toward Paid Customer number. Sponsor agrees to provide to iVillage mutually acceptable reporting of Paid Customers acquired pursuant to this Agreement on a daily basis. iVillage may elect by providing thirty (30) days written notice, to audit the books and records


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                  of Sponsor to determine the accuracy of the sales report
                  providing iVillage with Paid Customer numbers and information, which audit will be at iVillage's sole expense.

                  (2)(A)(ii) Sponsor Placements. iVillage agrees to provide the following placement on the iVillage Network in the following manner. Additionally, it is agreed between Sponsor and iVillage that the following promotional placements provided to Sponsor throughout Q1, 2001, shall constitute commercially reasonable efforts on the part of iVillage.

                  (2)(A)(ii) Placement throughout the Diet & Fitness Channel as follows:

                            o Permanent Placement in one Sponsor Text Tagline on each page of Diet & Fitness
                            o 3 million 468X60 top banner Impressions per month
                            o 1 million 468X60 bottom banner Impressions per month
                            o Additional 1 million 468X60 bottom Banner Impressions per month - if available (availability based on advertising inventory as determined by iVillage's discretion) which shall be scheduled at "bulk" priority).
                            o Exclusive Placement (Ron, what does this mean? provide details) on each page of the one hundred plus club.

                  (2)(A)(iii)     Placement throughout Astrology as follows:

                            o     Permanent Placement on the following pages:

                                  i.   The side nav of women.astrology.com
                                       http://goddess.astrology.com
                                  ii.  http://www.astrology.com/about.html
                                  iii. http://www.astrology.com/allaboutyou.html
                                  iv.  http://astrology.com/tools.html
                                  v.   the side nav of career.astrology.com
                                       http://career.astrology.com
                                  vi.  the side nav of astrology.com/fun
                                       http://www.astrology.com/fun/
                                  vii. the side nav of astrology.com/lounge
                                       http://www.astrology.com/lounge/
                                  viii. all pages on the
                                        horoscopes.astrology.com Ex:
                                   http://horoscopes.astrology.com/Dailyleo.html

                            o 25,000,000 "run of Astrology" Impressions per month

                  (2)(A)(ii)      allHealth placement in the following manner:
                            o 1,000,000 "Run of Health" Impressions per month

                  (2)(A)(ii) AOL/Never Say Diet placement in the following manner:
                            o     Permanent Placement on every page


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                  (2)(A)(ii)      Other Impressions
                            o 48,000,000 Run of Network Impressions per month

                  (2)(A)(iii) Paid Customer Account goals for the period April 1, 2001 - June 30, 2001 ("Q2, 2001"):

                  (2)(A)(iii)(a) iVillage and Sponsor agree to work together in good faith to set mutually agreed upon account goals for Paid Customers for the period April 1, 2001 through June 30, 2001 which account goals shall be based upon the flowing criteria, as evaluated for the period as provided herein in Section
                  (2)(A)(i):

                            i.     iVillage traffic growth
                            ii.    iVillage sell-through rate (available
                                   inventory)
                            iii. Sponsor Click Through and conversion to sale rate trends
                            iv.    Seasonal fluctuations of Sponsor's Sales
                            v.     Effective CPM to iVillage
                            vi. Number of Sponsor ads appearing on the iVillage Network per page

                  (2)(A)(iii)(b) In an effort to ensure the parties are able to mutually agree to the commercially reasonable efforts expected of iVillage for Q2, 2001 (and each subsequent quarter throughout the term of the Agreement) in a timely manner, the parties agree to the following

                            o Beginning March 1, 2001 the parties will commence negotiation in good faith to determine commercially reasonable commitments (account goals required of iVillage and a definition of commercially reasonable efforts required of iVillage to reach that goal) Q2, 2001. If, after a period of thirty (30) days of "good faith" negotiation, the parties have not mutually agreed on the account goals for Paid Customers, and commercially reasonable effort then:
                                    o     the placements and promotions that
                                          constituted commercially reasonable
                                          efforts in Q1, 2001 shall remain
                                          throughout the Q2, 2001.
                                    o     the actual number of Paid Customers
                                          received in Q2, 2001 shall be deemed
                                          acceptable account delivery of Paid
                                          Customers to Sponsor for Q2, 2001';
                                          however, the monthly goal for Q2, 2001
                                          shall be no less than the monthly goal
                                          for Q1, 2001.
                            o Notwithstanding anything to the contrary, iVillage agrees that the account goals for Paid Customers will not be set lower than one thousand (1,000) per month except in the event Sponsor click through and conversion rates have begun to trend down below those rates reported at the end of Q3, 2001 (period "July

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                                    through September 30, 2001") indicating
                                    potential saturation of the iVillage user base. Sponsor will ensure that iVillage will be given the most favorable conversion accounting provided to any other third party by Sponsor.

                  (2)(A)(iii)(c) If the parties cannot reach mutual agreement for the next consecutive three month period occurring throughout the Term ("a Quarter") following a similar thirty
                  (30) days of good faith negotiations, than both parties shall agree to the minimum account goal of one thousand (1,000) Paid Customers per month for the remainder of the term of the contract.

         2. Except as expressly amended herein this First Amendment, all terms and conditions of the Original Agreement, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound, hereby, have each executed and delivered this First Amendment as of the date first written above.

eDiets.com Inc.                           iVillage Inc.

By:                                       By:
   -----------------------------             -----------------------------------
                                                    Steve Elkes
Name:                                     Title: Executive Vice President,
     ---------------------------                 Operations and Business Affairs

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